As filed with the Securities and Exchange Commission on February 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

eLOYALTY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 Field Drive Suite 250 Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

eLoyalty Corporation 1999 Stock Incentive Plan

(Full Title of the Plan)

Kelly D. Conway

President and Chief Executive Officer

eLoyalty Corporation

150 Field Drive

Suite 250

Lake Forest, Illinois 60045

(Name and Address of Agent for Service)

(847) 582-7000

(Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Steven J. Gavin Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600	Christine R. Carsen Vice President, Associate General Counsel and Corporate Secretary eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	3,300,000 shares	$6.71(3)	$22,143,000(3)	$2,570.80

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock and associated preferred stock purchase rights as may become issuable under the eLoyalty Corporation 1999 Stock Incentive Plan, as amended (the “Plan”), due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2)	Includes the preferred stock purchase rights that are initially attached to and trade with the shares of common stock registered hereby. The value attributable to such rights, if any, is reflected in the market price of the common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on The Nasdaq Global Market on February 7, 2011.

STATEMENT OF INCORPORATION BY REFERENCE—EXPLANATORY NOTE

This Form S-8 Registration Statement is filed pursuant to General Instruction E for the purpose of registering 3,300,000 additional shares of common stock, par value $0.01 per share (“Common Stock”) issuable pursuant to the eLoyalty Corporation 1999 Stock Incentive Plan, as amended (the “Plan”). The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof:

(a) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-30374), as filed with the Commission on February 14, 2000;

(b) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-101031), as filed with the Commission on November 6, 2002; and

(c) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-150671), as filed with the Commission on May 6, 2008.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Winston & Strawn (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on February 11, 2011.

eLOYALTY CORPORATION

By:	/s/ KELLY D. CONWAY
Kelly D. Conway
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 11, 2011.

Signature	Title

/S/ KELLY D. CONWAY Kelly D. Conway	Director, President and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM B. NOON William B. Noon	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ TENCH COXE Tench Coxe	Chairman of the Board and Director

/S/ HENRY J. FEINBERG Henry J. Feinberg	Director

/S/ JOHN T. KOHLER John T. Kohler	Director

/S/ DAVID B. MULLEN David B. Mullen	Director

/S/ MICHAEL J. MURRAY Michael J. Murray	Director

/S/ JOHN C. STALEY John C. Staley	Director

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1)